Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-105794 on Form S-8 of our report dated March 16, 2006, appearing in this Annual Report on Form 10-K of Sterling Chemicals, Inc. for the year ended December 31, 2005.
DELOITTE & TOUCHE LLP
Houston, Texas
March 16, 2006

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